                                                                  Exhibit (h)(6)

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between

    LOOMIS SAYLES FUNDS I and LOOMIS SAYLES FUNDS II, EACH ON BEHALF OF ITS
                         SERIES AS LISTED ON SCHEDULE B

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  DEFINITIONS...............................................................1

2.  APPOINTMENT OF STATE STREET...............................................2

3.  SECURITIES TO BE LOANED...................................................2

4.  BORROWERS.................................................................3

5.  SECURITIES LOAN AGREEMENTS................................................4

6.  LOANS OF AVAILABLE SECURITIES.............................................4

7.  DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO LOANED SECURITIES......5

8.  COLLATERAL................................................................6

9.  INVESTMENT OF CASH COLLATERAL AND COMPENSATION............................7

10. FEE DISCLOSURE............................................................9

11. RECORD KEEPING AND REPORTS................................................9

12. STANDARD OF CARE..........................................................9

13. REPRESENTATIONS AND WARRANTIES...........................................10

14. INDEMNIFI CATION.........................................................11

15. CONTINUING AGREEMENT AND TERMINATION.....................................12

16. NOTICES..................................................................13

17. MISCELLANEOUS............................................................13

18. SECURITIES INVESTORS PROTECTION ACT......................................14

19. COUNTERPARTS.............................................................14

20. MODIFICATION.............................................................15

21. FUNDS....................................................................15

22. TRUST NOTICE.............................................................16

                             EXHIBITS AND SCHEDULES

EXHIBIT 4.1 (State Street Securities Loan Agreement)

EXHIBIT 5 (Securities Loan Agreement - U.S. Government Securities)

SCHEDULE A (Schedule of Fees/Investment Vehicle for Cash Collateral)

SCHEDULE A-1 (Securities Loan Limitation)

SCHEDULE B (Funds)

SCHEDULE 8.1 (Acceptable Forms of Collateral)

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

     Agreement dated the 30th date of August, 2004 between LOOMIS SA YLES FUNDS I and LOOMIS SAYLES FUNDS II, each on behalf of its series as listed on Schedule B, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (the "Trusts," and each a "Trust"), and STATE STREET BANK AND TRUST COMPANY, its affiliates or subsidiaries ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trusts with respect to the lending of certain securities of the Trusts held by State Street as trustee, agent or custodian.

     This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of shares of the Trusts as listed on Schedule B to this Agreement (each a "Fund" and collectively, the "Funds") as it may be amended by the parties, and no series of shares of the Trusts shall be responsible or liable for any of the obligations of any other series of the Trusts under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1. Definitions. For the purposes hereof:

     (a) "Available Securities" means the securities of the Funds that are available for Loans pursuant to Section 3.

     (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

     (c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

     (d) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

     (e) "Loan" means a loan of Available Securities to a Borrower.

     (f) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

     (g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis, provided that the Market Value of a Loaned Security shall mean the value of that security as calculated for purposes of determining the Fund's net asset value.

     (h) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in
Section 5.

     (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

2. Appointment of State Street.

     Each Fund hereby appoints and authorizes State Street, its affiliates or subsidiaries, as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Fund on an undisclosed or a disclosed basis.

     Each Fund also authorizes State Street, its affiliates or subsidiaries, as its agent, to enter into fee for holds arrangements with respect to certain Available Securities. State Street will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such Available Securities to any third party without the Borrower's permission, provided, however, that the fee for holds arrangements shall not restrict or otherwise affect the Fund's ownership rights with regard to the Available Securities, and the Fund shall have the right to terminate any such arrangement at any time. The fee from the Borrower shall be allocated between State Street and the Fund in accordance with Schedule A.

3. Securities to be Loaned.

     All of the Fund's securities held by State Street as agent, trustee or custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except for one percent (l %) of the shares or other units or principal amount owned by the Fund of any class or series of issuer's securities and except for those securities which the Fund or the Investment Manager specifically identifies herein or in notices to State Street as not being Available Securities. In addition, no Loans shall be made on behalf of a particular

Fund if, as a result, the aggregate value of all Loans of such Fund exceeds the percentage of the value of its total assets as shown for such Fund on Schedule A-I. In the absence of any such identification herein or other notices identifying specific securities as not being Available Securities (and except for the one percent (1 %) exclusion set forth immediately above), State Street shall have no authority or responsibility for determining whether any of the Fund's securities should be excluded from the securities lending program.

4. Borrowers.

     The Available Securities may be loaned to any Borrower identified on the Schedule of Approved Borrowers agreed to by State Street and the Funds in writing from time to time. Such Schedule of Approved Borrowers may be modified from time to time by the written agreement of State Street and the Fund. However, if Available Securities are loaned to State Street, in addition to being consistent with the terms hereof, said Loan shall be made in accordance with the terms of the Securities Loan Agreement attached hereto as Exhibit 4.1, as modified from time to time in accordance with the provisions therein and herein (hereinafter, the "State Street Securities Loan Agreement"). The form of the State Street Securities Loan Agreement may be modified by State Street from time to time, without the consent of the Funds, in order to comply with the requirements of law or any regulatory authority having jurisdiction over State Street, the Funds, the securities lending program or in any other manner that is not material or adverse to the interests of the Funds.

     Each Fund acknowledges that it is aware that State Street, acting as "Lender's Agent" hereunder and thereunder, is or may be deemed to be the same legal entity as State Street acting as "Borrower" under the State Street Securities Loan Agreement, notwithstanding the different designations used herein and therein or the dual roles assumed by State Street hereunder and thereunder. Each Fund represents that the power granted herein to State Street, as agent, to lend Available Securities owned by the Fund (including, in legal effect, the power granted to State Street to make Loans to itself) and the other powers granted to State Street, as agent herein, are given expressly for the purpose of averting and waiving any prohibitions upon such lending or other exercise of such powers which might exist in the absence of such powers, and that transactions effected pursuant to and in compliance with this Agreement and the State Street Securities Loan Agreement will not constitute a breach of trust or other fiduciary duty by State Street.

     Each Fund further acknowledges that it has granted State Street the power to effect Loans with State Street and other powers assigned to State Street hereunder and under the Securities Loan Agreements and the State Street Securities Loan Agreement as a result of the Fund's desire to increase the opportunity for it to lend securities held in its account on fair and reasonable terms to qualified Borrowers without such loans being considered a breach of State Street's fiduciary duty. In connection therewith, each party hereby agrees that it shall furnish to the other party, upon request (i) the most recent publicly available audited statement of its financial condition, and (ii) the most recent publicly available unaudited statement of its financial condition, if more recent than the audited statement. As long as any

Loan is outstanding under this Agreement, each party shall also promptly deliver to the other party any such financial information that is subsequently available, and any other financial information or statements that such other party may reasonably request.

In the event any such Loan is made to State Street, State Street hereby covenants and agrees for the benefit of the Funds that it has adopted and implemented procedural safeguards to help ensure that all actions taken by it hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower thereunder, and that all trades effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by State Street when it acts as lending agent, notwithstanding the inherent conflict of interest with respect to Loans to be effected by State Street to State Street.

5. Securities Loan Agreements.

     Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made. A form of the Securities Loan Agreement provided to U.S. domiciled Borrowers that want to borrow U.S. Government Securities is attached hereto as Exhibit 5. Copies of other forms of Securities Loan Agreements to be entered into between State Street and Borrowers shall be provided promptly to a Fund upon its request. State Street agrees not to revise such form in any way that is material or adverse to the interests of the Funds.

6. Loans of Available Securities.

     State Street shall be responsible for determining whether any Loans shall be made and shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund.

     Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients (including State Street and its affiliates, to the extent they are lenders of securities), using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Fund's Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

     Each Fund also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement and in no event later than within three (3) trading days after notice is received by the Borrower. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than within three (3) trading days after notice is received by the Borrower.

7. Distributions on and Voting Rights with Respect to Loaned Securities.

     Each Fund represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances (except for any liens, claims, security interests or encumbrances arising under its custodial arrangements) and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Fund or Investment Manager may, by giving State Street ten (10) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund's account on the date it is delivered to State Street.

     Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on loan on the applicable record date for such Available Securities.

     Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

     If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

8. Collateral.

     (a) Receipt of Collateral. Each Fund hereby authorizes State Street to receive and to hold, on the Fund's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule 8. Said Schedule may be amended from time to time by the mutual consent of State Street and the Fund.

     (b) Marking to Market. The initial Collateral received shall have a value of at least 102% of the Market Value of the Loaned Securities except that the initial Collateral received for Loans of non-US equity securities shall have a value of at least 105% of the Market Value of such non-US equity securities, and the initial Collateral received for Loans of UK Gilts shall have a value of at least 102.5% of the Market Value of such UK Gilts.

     Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices, and prevailing industry practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information, and ensure that each applicable Securities Loan Agreement shall require each Borrower to deliver additional Collateral (for Collateral comprised of a letter of credit, an additional or replacement letter of credit) to State Street as follows:

     In the case of a Loan of US equity securities or US corporate debt, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and two percent (102%) of the Market Value of the Loaned Securities, and such additional Collateral together with the Collateral previously delivered shall have a Market Value of not less than one hundred and two percent (102%) of the Market Value of the Loaned Securities.

     In the case of a Loan of non-US equities, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and five percent (105%) of the Market Value of the Loaned Securities, and such additional Collateral together with the Collateral previously delivered shall have a Market Value of not less than one hundred and five percent (105%) of the Market Value of the Loaned Securities.

     In the case of a Loan of United States government securities (including securities issued by US agencies or instrumentalities), or a Loan of sovereign debt issued by non-US governments, or a Loan of non-US corporate debt, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral provided with respect to such Loan is less than one hundred percent (100%) of the Market Value of the Loaned Securities. Such additional Collateral together with the Collateral previously delivered with respect to such Loan, and all other Loans with such Borrower as described in this paragraph, shall have a Market Value not less than one hundred and two percent (102%) of the Market Value of all such Loaned Securities.

     In the case of a Loan which is comprised of UK Gilts, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and two and one-half percent (102.5%) of the Market Value of the Loaned Securities, and such additional Collateral together with the Collateral previously delivered shall have a Market Value not less than one hundred and two and one-half percent (102.5%) of the Market Value of the Loaned Securities.

     (c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

     (d) Limitations. State Street shall invest cash Collateral in accordance with the directions set forth in Paragraph 3 of Schedule A. State Street shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Fund shall be responsible for such shortfall as set forth in Section 9.

9. Investment of Cash Collateral and Compensation.

     To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street subject to the directions set forth in Paragraph 3 of Schedule A.

     Each Fund acknowledges that the investment guidelines for the Navigator Trust (as defined in Section 13 of this Agreement) allow for investment in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

     Each Fund acknowledges that interests in mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. Each Fund hereby authorizes the investment manager of the Navigator Trust (as defined below in Section 13) to purchase or sell investments of the Navigator Trust to or from other accounts held by State Street or its affiliates.

     The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund's account, in accordance with the fee split set forth on Schedule A.

     In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower (the rebate fee for the use of cash Collateral) in accordance with the agreement between Borrower and State Street, State Street and the Fund shall, in accordance with the fee split set forth on Schedule A, share the amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. The Fund shall be solely responsible for any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement and State Street may debit the Fund's account accordingly. In the event debits to the Fund's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Fund with State Street.

     To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Fund as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Fund's account.

     Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund's obligations hereunder, including the Fund's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10. Fee Disclosure.

     The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said fees may be changed from time to time by State Street upon notice to the Funds. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

11. Recordkeeping and Reports.

     State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

12. Standard of Care

     Subject to the requirements of applicable law, State Street shall not be liable for any loss or damage, including counsel fees and court costs, whether or not resulting from its acts or omissions to act hereunder or otherwise, unless the loss or damage arises out of State Street's negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance. Except for any liability, loss, or expense arising from or connected with State Street's negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance, each Fund agrees to reimburse and hold State Street harmless from and against any liability, loss and expense, including counsel fees, expenses and court costs, arising in connection with any breach of any representation, covenant or agreement of the Fund contained in this Agreement or any Loan or arising from or connected with claims of any third parties, including any Borrower, from and against all taxes and other governmental charges, and from and against any out-of-pocket or incidental expenses. State Street may charge any amounts to which it is entitled hereunder against the relevant Fund's account. Without limiting the generality of the foregoing, each Fund agrees: (i) that State Street shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any securities loans hereunder, or for the performance by any Borrower of the terms of a Loan, or any agreement related thereto, and shall not be required to ascertain or inquire as to the performance or observance of, or a default under the terms of, a Loan or any agreement related thereto; (ii) that State Street shall be fully protected in acting in accordance with the oral or written instructions of any person reasonably believed by State Street to be authorized by the Board of Trustees of the Trusts to execute this Agreement on behalf of the Funds (an "Authorized Person"); (iii) that in the event of a default by a Borrower under a Loan, State Street shall be fully protected in acting in its sole discretion in a manner it deems appropriate; and (iv) that the records of State Street shall be presumed to reflect accurately any oral instructions given by an Authorized Person or a person reasonably believed by State Street to be an Authorized Person.

     Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

     State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service, unless the choice of such pricing service by State Street amounts to negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance on the part of State Street.

13. Representations and Warranties.

     Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

     Each Fund represents and warrants that (a) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder; and (b) the financial statements delivered to State Street pursuant to Section 4 fairly present its financial condition and there has been no material adverse change in its financial condition since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by the Fund that there has been no material adverse change in its financial condition that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 4.

     Each Fund represents and warrants that it will immediately notify State Street, orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of a security from lending activity. Such written notices shall be delivered sufficiently in advance so as to: (a) provide State Street with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements and (b) provide such Borrowers with reasonable time to comply with any such instructions.

     The person executing this Agreement on behalf of each party represents that he or she has the authority to execute this Agreement on behalf of such party.

     Each Fund hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions;
(ii) its policies permit it to purchase shares of the State Street Navigator Securities Lending Trust (the "Navigator Trust") with cash Collateral; (iii) its participation in State Street's securities lending program has been approved by a majority of the directors or trustees of such Fund which directors and trustees are not "interested persons" within the meaning of section 2(a)(l9) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the Navigator Trust, including any series thereof, is in the Fund's best interest; and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

     Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; that it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

14. Indemnification.

     (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Fund against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Fund's obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

     (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall credit to the Fund's account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by State Street against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

     (c) In addition to making the purchases or credits required by Paragraphs
(a) and (b) hereof, State Street shall credit to the Fund's account the value of all distributions on the Loaned Securities (not otherwise credited to the Fund's accounts with State Street), for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund's account pursuant to Paragraph (b).

     (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and ( c), such credits shall be made at State Street's expense.

     (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund's account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

     (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

     (g) The provisions of this Section 14 shall not apply to losses attributable to war, riot, revolution, acts of government or other causes beyond the reasonable control or apprehension of State Street. For the sake of clarity, the parties agree that "causes beyond the reasonable control or apprehension of State Street" shall not include a default by a Borrower in returning when due some or all of the Loaned Securities that are the subject of any Loan or Borrower otherwise failing to perform its obligations under the applicable Securities Loan Agreement.

15. Continuing Agreement and Termination.

     It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall immediately terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments. State Street shall immediately terminate any Loan upon receipt of written instructions to do so from the Funds.

16. Notices.

     Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

     If to the Funds:

     Loomis Sayles Funds I and Loomis Sayles Funds II
     c/o CDC IXIS Asset Management Services, Inc. 399 Boylston Street Boston, MA 02116
     Attn: Fund Administration, Dept Head

     with a copy to: General Counsel

     If to State Street:

     State Street Bank and Trust Company Securities Finance
     State Street Financial Center
     One Lincoln Street
     Boston, Massachusetts 02111-2900

or to such other addresses as either party may furnish the other party by written notice under this section.

     Whenever this Agreement permits or requires the Funds to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Funds' behalf by any individual designated for such purpose by the Funds in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Funds' behalf. After State Street's receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17. Miscel1aneous.

     This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. Subject to the foregoing, this

Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each party hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably appoints John E. Pelletier, Esq., General Counsel of CDC IXIS Asset Management Services, Inc., as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the "Process Agent"). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Each Fund hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Fund also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Funds at their address specified in Section 16 hereof. Each Fund agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

18. Securities Investors Protection Act of 1970 Notice.

     EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SA TISF ACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER F AILS TO RETURN THE SECURITIES.

19. Counterparts.

     The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

20. Modification.

     This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

21. Funds.

     This Agreement is an agreement entered into between State Street and each Trust with respect to each Fund. With respect to any obligation of the Trusts on behalf of any Fund arising out of this Agreement, State Street shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though State Street had separately contracted with each Trust by separate written instrument with respect to such Fund. Furthermore, unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trusts shall be deemed to refer to duties and obligations with respect to such respective Fund. If a Trust selects additional Funds for which it seeks to employ State Street as a securities lending agent hereunder, that Trust shall notify State Street in writing. Upon written acceptance by State Street, such additional Fund or Funds shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the relevant Trust and its Funds) may be modified with respect to each additional Fund in writing by such Trust and State Street at the time of the addition of the Fund.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

22. Trust Notice.

     A copy of each Agreement and Declaration of Trust, as amended, establishing the Trusts is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trusts by the officers of the Trusts as officers and not individually and that the obligation or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to the respective Fund(s).

                                        LOOMIS SAYLES FUNDS I and LOOMIS SAYLES
                                        FUNDS II, each on behalf of its
                                        respective series as listed on
                                        Schedule B, severally and not jointly


                                        By: /s/ Nicholas H. Palmerino
                                            ------------------------------------
                                        Name: Nicholas H. Palmerino
                                        Its: Treasurer


                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ John L. Carty
                                            ------------------------------------
                                        Name: John L. Carty
                                        Its: Senior Vice President